AMENDMENT No. 1 TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is dated as of November 29, 2016 (the “Amendment Effective Date”), by and among LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), LIONBRIDGE INTERNATIONAL FINANCE LIMITED, a company formed under the laws of Ireland (“LIFL”), and LIONBRIDGE INTERNATIONAL, a company formed under the laws of Ireland (“LII”) (LIFL and LII, together, the “Foreign Borrowers” and, together with the Company, the “Borrowers”), the US Guarantors party hereto, the Foreign Guarantors party hereto, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as a Lender, administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrowers, the US Guarantors, the Foreign Guarantors, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of January 2, 2015 (as amended, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested, and the Lenders constituting Required Lenders have agreed to, certain amendments to the Credit Agreement in order to permit a sale of certain accounts receivable owed to the Company, and the parties have also agreed to amend certain other provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.General. Capitalized terms used in this Amendment without definition shall have the meanings ascribed such terms in the Credit Agreement.

2.Amendment to Section 1.1 of Credit Agreement (New Definitions). The Credit Agreement is hereby amended in Section 1.1 thereof by adding the following new defined terms, in appropriate alphabetical order:
“ “Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to terminate and value transactions and any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the BRRD as amended from time to time, including but not limited to, the Banking Act 2009 (UK) as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person. A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.
“Bail-in Termination” means the exercise of the Bail-in Power by the relevant resolution authority in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under this agreement.
“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, determined pursuant to the Bail-in Termination in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under this agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means the party in respect of which the Bail-in Power has been exercised by the relevant resolution authority.

“Creditor Counterparty” means the party which is not the BRRD Party.”

3.Amendment of Permitted Liens definition. The definition of “Permitted Liens” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the period (“.”) at the end of clause (n) in such definition, replacing it with “; and”, and by adding a new clause (o) immediately thereafter to read as follows:

“(o)     Liens arising under a Lien Release and Assignment of Proceeds Agreement, in form and substance reasonably satisfactory to the Administrative Agent, to be executed with Citibank, N.A, Citibank Europe PLC or their affiliates, pursuant the sale by the Credit Parties of certain accounts receivable to Citibank, N.A., its branches, subsidiaries and/or affiliates, in each case to the extent permitted in Section 6.4(vi).”

4.Amendment of Section 3.28 of the Credit Agreement. The Credit Agreement is hereby amended in Section 3.28 thereof, by adding in the last line of subsection 3.28(a), the words “the Crimea Region of Ukraine,” immediately before the word “Cuba”.

4.    Amendment of Section 6.4 of the Credit Agreement. The Credit Agreement is hereby amended in Section 6.4 thereof, by amending and restating clause (vi) of Section 6.4 to read in its entirety as follows:

“(vi)    The Credit Parties may sell certain accounts receivable to Citibank, N.A., its branches, subsidiaries and/or affiliates, pursuant to a Supplier Agreement, substantially in the form of the Supplier Agreement with a draft date of 7/28/2016 (the “Supplier Agreement”) delivered to the Administrative Agent, on the terms and conditions outlined in the Supplier Agreement (or such other terms and conditions approved by the Administrative Agent) and as agreed from time to time by the Borrower pursuant to the Supplier Agreement, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, and provided (in each case) that the cash proceeds of each such sale of receivables shall, immediately upon such sale, be deposited in the “Designated Account” (as defined in the Supplier Agreement) with such Designated Account to be held and maintained at HSBC Bank USA, N.A., or one of its affiliate banks.”

5.    Amendment to add new Section 9.24 of the Credit Agreement. The Credit Agreement is hereby amended in Article IX thereof, by adding a new Section 9.24 at the end of Article IX, to read in its entirety as follows:

“9.24 Recognition and Consent to Bail-In of Certain Financial Institutions.
(1) Each party hereto acknowledges and accepts that liabilities arising under this Agreement may be subject to the exercise of the Bail-in Power by the relevant resolution authority and acknowledges and accepts to be bound by any Bail-in Termination and the effects thereof, which may include, without limitation:
(a) the early termination and valuation of all transactions (or all transactions relating to one or more netting sets, as applicable) under this Agreement; and
(b) if the Bail-in Termination Amount is determined to be payable by the BRRD Party to the Creditor Counterparty pursuant to any such Bail-in Termination:

(i)	a reduction, in full or in part, of the Bail-in Termination Amount;

(ii)
a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case the Creditor Counterparty acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Termination; and/or

(iii)	a variation, modification and/or amendment to the terms of this Agreement as may be necessary to give effect to any such Bail-in Termination.
(2) Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of this Agreement and that no further notice shall be required between the parties pursuant to the Agreement in to order to give effect to the matters described herein.”
6.    Representations and Warranties. The Credit Parties hereby represent and warrant to the Agent and Lender as follows:
6.1    Corporate Existence; Compliance with Law. Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent applicable under such laws), (b) has the requisite power and authority and the legal right to own and operate all its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and in good standing (to the extent applicable) under the laws of (i) the jurisdiction of its organization, (ii) the jurisdiction where its chief executive office is located and (iii) each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the business or operations of the Credit Parties and their Subsidiaries in such jurisdiction and (d) is in compliance with all Requirements of Law, government permits and government licenses except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.2    No Change. Since December 31, 2015, there has been no development or event which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
6.3    Corporate Power; Authorization; Enforceable Obligations. Each of the Credit Parties has full power and authority and the legal right to make, deliver and perform this Amendment and the other Credit Documents to which it is party and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of this Amendment and the other Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of this Amendment or any other Credit Document by the Credit Parties (other than those that have been obtained) or with the validity or enforceability of this Amendment or any other Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by this Amendment or such other Credit Documents). This Amendment and each other Credit Document to which it is a party has been duly executed and delivered on behalf of each Credit Party. This Amendment and each other Credit Document to which it is a party constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
6.4    No Legal Bar; No Default. The execution, delivery and performance of this Amendment and the other Credit Documents, the borrowings hereunder and thereunder and the use of the proceeds of the Loans will not violate any material Requirement of Law or any material Contractual Obligation of any Credit Party (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any Credit Party’s properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with this Amendment and the other Credit Documents. No Credit Party is in default under or with respect to any of its Contractual Obligations to the extent such default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
6.5    Credit Agreement. Before and after giving effect to this Amendment, the representations and warranties of the Credit Parties contained in the Credit Agreement and other Credit Documents are true and correct in all material respects (or, with respect to representations and warranties already qualified by concepts of materiality, in all respects) on and as of the date of this Amendment as though made on and as of such date (or, to the extent that any such representation or warranty is expressly stated to have been made as of a specific earlier date, then on and as of such earlier date).
7.    Conditions Precedent to the effectiveness of this Amendment. This Amendment shall become effective when the Lender shall have received a counterpart signature page to this Amendment duly executed and delivered by the Borrowers, the Foreign Guarantors and the US Guarantors.

8.    Ratification. Except as expressly amended by this Amendment, the Credit Agreement, the other Credit Documents and all documents, instruments and agreements related thereto as hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Parties hereby confirm and ratify that all security interests granted to the

Administrative Agent pursuant to the Security Documents to secure, inter alia, the Credit Party Obligations, remain binding and in full force and effect before and after giving effect to this Amendment. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document.
9.    Miscellaneous.

9.1    Counterparts. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by telecopy or PDF shall be effective as an in-hand delivery of an original executed counterpart hereof.

9.2    Severability. If any provision of this Amendment or any other Credit Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.3    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO N.Y. GENERAL OBLIGATIONS LAW SECTION 5-1401.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

BORROWERS:
LIONBRIDGE TECHNOLOGIES, INC.,
a Delaware corporation

By:	/S/ BRIAN O'DONNELL
Name: Brian O'Donnell
Title: Vice President and Treasurer

LIONBRIDGE INTERNATIONAL FINANCE LIMITED,
a Company formed under the laws of Ireland

By:	/S/ MARC LITZ
Name: Marc Litz
Title: Director

LIONBRIDGE INTERNATIONAL,
a Company formed under the laws of Ireland

By:	/S/ BRIAN O'DONNELL
Name: Brian O'Donnell
Title: Director

Amendment - Signature Page

Execution Version

With respect to the foregoing Amendment, each of the US Guarantors acknowledges, accepts and agrees that the provisions of Article X of the Credit Agreement remain binding and in full force and effect with respect to the Credit Agreement as amended hereby. Nothing contained in this Amendment shall affect or alter the US Guaranty (as defined in the Credit Agreement) of the US Guarantors. In addition, each US Guarantor confirms that its guaranty of the Credit Party Obligations pursuant to the Credit Documents remains binding in full force and effect before and after giving effect to this Amendment, and further confirms and ratifies that all security interests granted to Agent pursuant to the Security Documents to secure, inter alia, the Credit Party Obligations, remain binding and in full force and effect before and after giving effect to this Amendment.

US GUARANTORS:	VERITEST, INC.,
a Delaware corporation

By:	/S/ BRIAN O'DONNELL
Name: Brian O'Donnell
Title: Treasurer

LIONBRIDGE US, INC.,
a Delaware corporation

By:	/S/ BRIAN O'DONNELL
Name: Brian O'Donnell
Title: Treasurer

LIONBRIDGE GLOBAL SOLUTIONS II, INC.,
a New York corporation

By:	/S/ BRIAN O'DONNELL
Name: Brian O'Donnell
Title: Treasurer

LIONBRIDGE GLOBAL SOLUTIONS FEDERAL, INC.,
a Delaware corporation

By:	/S/ MARGARET SHUKUR
Name: Margaret Shukur
Title: Secretary

Amendment - Signature Page

LIONBRIDGE GLOBAL SOURCING SOLUTIONS, INC.

By:	/S/ BRIAN O'DONNELL
Name: Brian O'Donnell
Title: Treasurer

Amendment - Signature Page

Execution Version

With respect to the foregoing Amendment, each of the Foreign Guarantors acknowledges, accepts and agrees that the provisions of Article XI of the Credit Agreement remain binding and in full force and effect with respect to the Credit

Agreement as amended hereby. Nothing contained in this Amendment shall affect or alter the Foreign Guaranty (as defined in the Credit Agreement) of the Foreign Guarantors. In addition, each Foreign Guarantor confirms that its guaranty of the Credit Party Obligations pursuant to the Credit Documents remains binding in full force and effect before and after giving effect to this Amendment, and further confirms and ratifies that all security interests granted to Agent pursuant to the Security Documents to secure, inter alia, the Credit Party Obligations, remain binding and in full force and effect before and after giving effect to this Amendment.

FOREIGN GUARANTOR:
LIONBRIDGE LUXEMBOURG S.a.r.l.,
a company formed under the laws of Luxembourg

By:	/S/ MARC LITZ
Name: Marc Litz
Title: Type A Manager

Amendment - Signature Page

Acknowledged, accepted and agreed:

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/S/ JOSEPH A. LLORET
Name: Joseph A. Lloret
Title: Vice President

Amendment - Signature Page